EXHIBIT 99.1

Guskin Gold Corp. (OTCQB:GKIN) Engages Integrity Media Inc. for Investor Relations and Corporate Communications Services

SAN JOSE, CA, May 31, 2022 -- Guskin Gold Corp. (OTCQB: GKIN) (“Guskin Gold ‘‘ or the “Company,”) is pleased to announce that the Company has retained veteran investor relations (“IR”) agency Integrity Media to manage IR and corporate communications.

Integrity Media has over two decades of experience working in the public markets in the United States and Canada and is led by published author, founder, and president Kurt Divich. Mr. Divich is a veteran investor relations specialist and a premier journalist in the financial industry. He has consulted and provided investor relations services to public companies ranging from American icons like Smith & Wesson to emerging companies like Guskin Gold Corp.

“I am excited to join the team at Guskin Gold and implement a long-term communication strategy that articulates the Company’s present and future work and report on the Company’s advancements in a timely manner,” stated Mr. Divich. “I have been a long-term ‘gold bug’ - for more than two decades - and have closely watched the industry flourish. The opportunities that Guskin Gold has created in Africa are both unique and compelling and I look forward to assisting them effectively communicate that story to the investing public, the brokerage community, and the industry media.”

“Integrity Media is well-known for consistent and clear communication always advocating for the investors,” stated Mrs. Naana Asante, CEO of Guskin Gold. “We’ve had numerous discussions with Mr. Divich about the importance of the Company’s obligation to be informative, transparent, and have expeditious communication with our individual shareholders and the investment community. Additionally, Mr. Divich and his team at Integrity Media, are among the most effective communicators in this industry and we look forward to harnessing that energy.”

About Guskin Gold Corp.

Guskin Gold Corp. (OTCQB: GKIN) is a mining company publicly traded in the United States, with its head office in Santa Clara, California. Guskin is focused on gold exploration and mining in Ghana, the number one gold producer in Africa and seventh largest gold producing country in the world. The Company’s leadership team is world-class. Many are native to Ghana, all offer specialized expertise in the business of gold exploration, mining, public markets, and finance. And all are passionately committed to the success of the Company, our partners, and investors. For additional information please visit www.guskingold.com.

Company Contact Information

Mrs. Naana Asante

Chief Executive Officer

Tel: + (408) 766-1511

naana.asante@guskingold.com

www.guskingold.com

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Investor Relations & Financial Media

Integrity Media Inc.

team@integritymedia.com

Toll Free: (888) 216-3595

www.IntegrityMedia.com

Forward-Looking Statements and Disclosure

This news release contains “forward-looking statements” which are not purely historical and may include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as “anticipate”, “seek”, intend”, “believe”, “estimate”, “expect”, “project”, “plan”, or similar phrases may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with the exploration and exploitation of the Kukuom Concession, new mineral and/or gold projects, securing necessary financing, the future of the U.S. and global economies, the impact of competition, and the Company’s reliance on existing regulations pertaining to the mining and exploration of mineral properties in Ghana and internationally. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

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